UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 17, 2009 (August 28, 2009)

Commission File Number 0-8084

Connecticut Water Service, Inc.
(Exact name of registrant as specified in its charter)

Connecticut (State or other jurisdiction of incorporation or organization)	06-0739839 (I.R.S. Employer Identification No.)

93 West Main Street, Clinton, CT (Address of principal executive office)	06413 (Zip Code)

(860) 669-8636
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

News Release

On September 14, 2009, Connecticut Water Service, Inc. (the “Company”) issued a news release announcing that its subsidiary, The Connecticut Water Company, had acquired the Legend Hill water system in the town of Madison, Connecticut, and that on August 28, 2009, Standard & Poor’s had reaffirmed the Company’s ‘A’ corporate credit rating. A copy of the Company’s news release dated September 14, 2009 is filed herewith as Exhibit 99.1 and is hereby incorporated herein by reference.

Mid-Year Letter to Shareholders

In September 2009, the Company mailed its mid-year letter to shareholders. Copies of the Company’s mid-year letter to shareholders may be obtained at the Company’s website, under the tab entitled “Investor Information” – “Shareholder Letters”. A copy of the Company’s mid-year letter to shareholders is filed herewith as Exhibit 99.2 and is hereby incorporated herein by reference.

Investor Presentation

From time to time, members of the Company’s senior management present information about the Company to investors. On September 15 & 16, 2009, such presentations were made to investors and potential investors. Such material may be presented to investors and potential investors in the future. A copy of the Company’s current investor presentation, dated September 2009, is filed herewith as Exhibit 99.3 and is hereby incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

The following are filed herewith as exhibits:

(c)           Exhibits

99.1	Company news release dated September 14, 2009 relating to the acquisition of the Legend Hill water system, and the reaffirmation of the Company’s ‘A’ corporate credit rating.
99.2	Company mid-year letter to shareholders, dated September 2009.
99.3	Company investor presentation, dated September 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Connecticut Water Service, Inc. (Registrant)
Date: September 17, 2009	By: /s/ David C. Benoit David C. Benoit Vice President – Finance and Chief Financial Officer